EMPLOYMENT AGREEMENT
                        BETWEEN BLUEGATE CORPORATION AND
                                  LARRY WALKER

     This Employment agreement (the "Agreement") is made effective as of the 1st day of September 2005, by and between Bluegate Corporation, a Nevada corporation ("Bluegate"), and Larry Walker (the "Executive").

     WHEREAS, The Executive is willing to be employed by Bluegate from and after the effective date on the basis and terms and conditions set forth in this Agreement.

     THEREFORE, upon the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.   Employment.

     Bluegate hereby employs the Executive, and the Executive hereby accepts such employment, for the period stated in Section 3 below and upon the other terms and conditions herein provided.

2.   Position and Duties.

     During the Employment Period the Executive agrees to serve as President of Trilliant Technology Group, a subsidiary of Bluegate. In his capacity of President of Trilliant Technology Group, the Executive will be responsible for managing the day to day operations of the firm including office personnel, revenue generation, and all other functions required for growing the volume of sales of Trilliant. The Executive will perform such additional duties and responsibilities for Bluegate as may from time to time be assigned to him by the Chief Executive Officer.

3.   Term.

     By this Agreement, Bluegate employs the Executive, and the Executive accepts employment with Bluegate, for a period consisting of two (2) years, commencing on the date of this Agreement.

4.   Compensation.

     In consideration of such service, Bluegate agrees to pay the Executive as compensation an annual salary of $125,000.00, in accordance with Bluegate's regular payroll practices in effect from time to time.

     Stock  Options.  In  addition  to  the  compensation  set  forth above, the
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     Executive  shall  be entitled to receive options to purchase 250,000 shares of Bluegate shares of common stock, par value $.001 per share ("Option Shares"), at the per-share option price of $1.08, granted pursuant to a Stock Option Agreement being entered into in connection herewith. This option shall become vested and exercisable with respect to 10,416.82 Option Shares immediately upon the execution and delivery of the related


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     Stock Option Agreement, and this option shall become vested and exercisable with respect to another 10,416.66 Option Shares every 30 days thereafter until this option becomes fully vested.

     Quarterly  Bonus.  In  addition  to  the  compensation set forth above, the
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     Executive  shall  be  entitled to receive up to twenty percent (20%) of the quarterly salary each calendar quarter based on performance objectives determined by Bluegate. This bonus will be paid quarterly.

     Annual. In addition to the compensation  set  forth  above,  the  Executive
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     shall  be  entitled  to  receive  options  to purchase additional shares of
     Bluegate shares of common stock, par value $.001 per share ("Option Shares"), at the per-share option price of $1.08 according to the following schedule:

          a)   At 100% performance objectives - 50,000 shares

          b)   At 125% performance objectives - 100,000 shares

     Performance objectives will be determined by the Chief Executive Officer of Bluegate.

5.   Confidentiality.

     In the course of the performance of Executive's duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Bluegate or any of its affiliates. Without the prior written consent of Bluegate, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party. Executive agrees and affirms that all such information is the sole property of Bluegate and that at the termination and/or expiration of this Agreement, at Bluegate's written request, Executive shall promptly return to Bluegate any and all such information so requested by Bluegate.

               The provisions of this Section shall not, however, prohibit Executive from disclosing to others or using in any manner information that:
               (a) has been published or has become part of the public domain other than by acts, omissions or fault of Executive;
               (b) has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;
               (c) was in the possession of Executive prior to obtaining such information from Bluegate in connection with the performance of this Agreement; or
               (d) is required to be disclosed by law.


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6.   Indemnification.

     Bluegate shall to the fullest extent permitted by law or as set forth in the Articles of Incorporation and the Bylaws of Bluegate, indemnify, defend and hold harmless Executive from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct.

7.   Termination.

     This Agreement and the employment relationship created hereby will terminate : (i) with cause under Section 7(a); or (ii) upon the voluntary termination of employment by Executive under Section7(b).

          (a) With Cause. Bluegate may terminate this Agreement at any time for the following reasons: (i) it is determined that the Executive has committed an act or acts constituting a felony or other crime involving moral turpitude, dishonesty, theft or fraud; or (ii) the Executive's willful misconduct in the performance of his duties hereunder. Such determination to terminate the Executive with cause pursuant to this Section 7(a) shall be made by the Chief Executive Officer, in his sole discretion

          (b) Voluntary Termination. The Executive may terminate his employment voluntarily.

     In  the  event  of  the  termination  of Executive's employment pursuant to
     Section 7(a) or 7(b), Executive shall be entitled only to the compensation earned by him hereunder as of the date of such termination.

8.   Death  of  Executive.

     In the event of the Death of the Executive prior to the end of the Term of this Agreement, Executive's spouse shall be entitled to receive Compensation pursuant to this Agreement through the end of its Term as it accrues.

9.   Waiver  of  Breach.

     The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.


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10.  Arbitration.

     If a dispute should arise regarding this Agreement the parties agree that all claims, disputes, controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The governing law of this Agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final, conclusive and binding on Bluegate and Executive.

11.  Covenant  Not  to  Compete.

     So long as the Executive is employed by Bluegate and for a period of eighteen (18) months after either (i) the voluntary termination of employment by Executive or (ii) the termination of the Executive by Bluegate for cause, as set forth in Section 7(a) hereof, the Executive specifically agrees that he will not, for himself, on behalf of, or in conjunction with any person, firm, corporation or entity, other than Bluegate (either as principal, employee, shareholder, member, director, partner, consultant, owner or part-owner of any corporation, partnership or any type of business entity) anywhere in any county in which Bluegate is doing business at the time of termination, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by Bluegate at the time of termination of the Executive's employment.

     Executive's  Acknowledgments and Agreements. The Executive acknowledges and
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     agrees  that:
          (1) Due to the nature of Bluegate's business, the foregoing covenants place no greater restraint upon the Executive than is reasonably necessary to protect the business and goodwill of Bluegate;
          (2) These covenants protect a legitimate interest of Bluegate and do not serve solely to limit Bluegate's future competition;
          (3) This Agreement is not an invalid or unreasonable restraint of trade;
          (4) A breach of these covenants by the Executive would cause irreparable damage to Bluegate;
          (5) These covenants will not preclude the Executive from becoming gainfully employed following termination of employment with Bluegate;
          (6) These covenants are reasonable in scope and are reasonably necessary to protect Bluegate's business and goodwill and valuable and extensive trade which Bluegate has established through its own expense and effort;
          (7) The signing of this Agreement is necessary for the Executive's employment; and


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          (8) He  has  carefully  read  and  considered  all  provisions of this
     Agreement and that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Bluegate.

     Remedies, Injunction.  In the event of the Executive's actual or threatened
     --------------------
     breach of any provisions of this Agreement, the Executive agrees that Bluegate shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining the Executive from violating the provisions herein. Nothing in this Agreement shall be construed to prohibit Bluegate from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Executive. The Executive further agrees that for the purpose of any such injunction proceeding, it shall be presumed that Bluegate's legal remedies would be inadequate and that Bluegate would suffer irreparable harm as a result of the Executive's violation of the provisions of this Agreement. In any proceeding brought by Bluegate to enforce the provisions of this Agreement, no other matter relating to the terms of any claim or cause of action of the Executive against Bluegate will be defense thereto. The foregoing remedy provisions are subject to the provisions of Sec.15.51 of the Texas Business and Commerce Code, as amended (the "Code"), which Code provisions shall control in the event of any conflict between the provisions hereof and the Code or any other law in effect relevant and applicable hereto.

12.  Benefits Insurance.
          (i)Medical,  Dental  and  Vision  Benefits.  During  this  Agreement,
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          Executive  and  his  dependents will be entitled to receive such group medical, dental and vision benefits as Bluegate may provide to its other executives, provided such coverage is reasonably available, or be reimbursed if Executive is carrying his own similar insurance.

          (ii)Benefit  Plans.  The  Executive will be entitled to participate in
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          any  benefit  plan  or  program  of Bluegate which may currently be in place  or  implemented  in  the  future.

          (iii)Other  Benefits.  During  the Term, Executive will be entitled to
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          receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Bluegate currently provides or such additional benefits as Bluegate may provide for its executive officers in the future.

13.  Vacation and Sick Leave.

     Vacation  Pay.  The Executive shall be entitled to an annual vacation leave
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     of  two  (2)  weeks  at  full  pay.

     Sick  Pay.  The  Executive  shall  be  entitled  to  sick  leave as needed.
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14.  Reimbursement of Expenses.

     Upon submission of a detailed statement and reasonable documentation, Bluegate will reimburse Executive in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Executive in rendering services required under this Agreement.

15.  Withholding of Taxes.

     Bluegate may withhold from any payments under this Agreement all applicable taxes, as shall be required pursuant to any law or governmental regulation or ruling.

16.  Entire Understanding.

     This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and cancels and supersedes all prior oral and written agreements between the parties with respect to the subject matter hereof.

17.  Severability.

     If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid.

18.  Governing Law.

     This Agreement has been executed and delivered in the State of Texas and its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws thereof applicable to contracts executed and to be wholly performed in Texas.

19.  Notices.

     All notices shall be in writing and shall have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested to the following address or to such other address as either party may designate by like notice:

     If to Executive:

     Larry Walker
     3027 Tam Oshanter
     Missouri, City, TX 77459

     If to Bluegate:

     Bluegate Communications, Inc.
     Attn: Chairman of the Board of Directors
     701 N. Post Oak Road, Suite 630
     Houston, Texas 77024

     Bluegate has caused this Agreement to be executed by its officer and the Executive has signed this Agreement.


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20.  Successors, Binding Agreement.

     This Agreement is binding upon Bluegate's successors. Bluegate will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of Bluegate to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Bluegate would be required to perform it as if no such succession had taken place.

     This Agreement shall inure to the benefit of both Bluegate and its successors and assigns and the Executive and his personal or legal representatives, executors, administrators, heirs, distributes, successors and assigns.

Bluegate:                              Executive:



______________________________         _____________________________
MANFRED  STERNBERG,  CEO               Larry  Walker


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